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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN



I. PURPOSE OF THE PLAN. The MITCHELL ENERGY & DEVELOPMENT CORP. 1998 MUTUAL FUND OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of MITCHELL ENERGY & DEVELOPMENT CORP., a Texas corporation and its subsidiaries (hereafter referred to as "the Company") may obtain option contracts from the Company exercisable in shares of certain selected mutual funds in order to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of selected mutual funds ("Shares"), as hereinafter set forth.


II. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be comprised solely of two or more outside directors (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code")). Unless and until the Board designates otherwise, the Committee hereunder shall be the Compensation Committee of the Board. The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder. In selecting the Optionees from among individuals eligible hereunder, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of Shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

III. OPTION AGREEMENTS. Each option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee in its sole discretion. The terms and conditions of the respective Option Agreements need not be identical. The terms and conditions of the respective Option Agreements may provide (or require under certain circumstances) for the surrender of the right to purchase Shares under Option in return for a payment in cash equal in value to the excess of the fair market value of the Shares with respect to which the right to purchase is surrendered over the exercise price (as defined below) therefor, on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that, the Committee may retain final authority (i) to determine whether an Optionee shall be permitted (or required), or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of such rights.



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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN




IV.      OPTIONS AND TERMS - GENERAL

         A. Plan Year. The Plan Year shall be the calendar year beginning January 1 and ending December 31 ("Plan Year").

         B. Notice of Exercise. Options may be exercised only by written notice sent to the Mutual Fund Option Plan Administrator for the Company at its principal executive office at 2001 Timberloch Place, the Woodlands, Texas 77380 accompanied by payment in cash of the full consideration for the Shares as to which the Options are exercised. However, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, the payment of the Exercise Price by having the Company retain Shares (or their cash equivalent) which would otherwise be distributed (or paid) to the Optionee in connection with the exercise. An Optionee must exercise a minimum of the lesser of $2,500 of the underlying value of the Option(s) to the Optionee or all outstanding Options. An Optionee can exercise no more than four times in any given Plan Year. The Company shall effect the request for exercise within fifteen days of receipt of the written notice.

         C. Tax Withholding and Offset. The Company shall have the right to deduct applicable taxes in connection with any Option exercise hereunder for the payment of federal and state taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. To the extent authorized under existing laws, the Company shall allow the Optionee to make such remittance through cash or a personal check. However, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, the payment of any withholding tax obligation which may arise in connection with the exercise of an Option by having the Company retain Shares (or their cash equivalent) which would otherwise be distributed (or paid) to the Optionee in connection with the exercise. Proceeds from Option exercises hereunder may also be withheld at the time of exercise to satisfy other financial obligations of the Optionee to the Company at the discretion of the Committee.


V.       DEFERRED INCOME OPTIONS

         A. Election Date. Any Optionee may file with the Secretary of the Company not more than once for each Plan Year and prior to the beginning of the Plan Year, an irrevocable election to receive an Option in lieu of all or a percent of such


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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN



                  Optionee's cash compensation, such as salary, bonus, bonus unit proceeds, and performance unit proceeds earned in the Plan Year (net of payroll deductions for taxes, benefits, etc.) that would otherwise have been payable to him; provided, however, that the amount of compensation so deferred in any Plan Year shall not in any event exceed the compensation attributable to services rendered by the Optionee for such Plan Year. A new participant may make an irrevocable election to defer all or part of such participant's compensation after the beginning of the Plan Year with respect to future compensation earned in the Plan Year if such election is made within 30 days of becoming eligible to participate under the Plan.

         B.       Grant of Options.

                  1.) Salary Deferral. Options shall be granted within thirty (30) days immediately following the end of a calendar month in a Plan Year in which an Optionee has deferred salary compensation. If an Optionee has deferred salary compensation in more than one month of the Plan Year then such Optionee shall be granted separate Options for deferred amounts for each such month. Options related to salary compensation will not be granted more than once in any given month. An Optionee cannot be granted more than twelve (12) Options in a given Plan Year related to the deferral of salary. Options shall not be issued at any time that the amount of deferred salary compensation does not equal or exceed $2,500.

                  2.) Bonus Deferral. Options shall be granted within thirty (30) days of such time an Optionee has deferred Bonus Compensation in a Plan Year. If an Optionee has deferred Bonus Compensation in more than one calendar month then such Optionee shall be granted separate Options for deferred amounts relating to each such month. An Optionee cannot be granted more than four Options in any given Plan Year relating to the deferral of Bonus Compensation. Bonus Compensation shall be defined as cash compensation payable to the Optionee under all incentive plans sponsored by the Company which is designated as "Bonus Compensation" by the Committee. Options shall not be issued at any time that the amount of deferred Bonus Compensation does not equal or exceed $2,500.



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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN

                  3.) Limitation on Mutual Funds. Options may not be granted with request to more than four mutual funds during any Plan Year and may not be granted with respect to more than ten mutual funds during the term of the Plan.

         C. Dividend Equivalent. A Dividend Equivalent shall mean an amount equal in value to dividends or distributions made on mutual fund shares subject to options under the Plan. Dividend Equivalents will be treated as additional Salary Deferral for purposes of (B.1.) above.

         D. Administration. The Company shall establish and maintain such records as the Committee considers necessary to account for deferrals of the Plan Participants for the purpose of reflecting the Company's obligation to grant a respective Option at the time specified in Subparagraph V.B. above. If an Optionee has made an election to defer income under Subparagraph V.A. above, and has terminated employment prior to the granting of Options with respect to such deferrals under Subparagraph V.B. above, all income so deferred for which no Option has yet been granted or will be granted under the Plan will become payable to the Optionee in cash within 30 days of such termination.

         E. Option Formula. The number of shares subject to the Option granted to an Optionee on the date of grant shall be equal to the nearest number of whole Shares in accordance with the following formula:


                        Deferred Amount         =     Number
                   --------------------------        Of Shares
                   (Fair Market Value of
                   Shares less Exercise Price)



                  "Deferred Amount" shall be the dollar amount as elected above by an Optionee which has been deferred and for which Options have not been issued

                  "Fair Market Value" shall mean the quoted closing sales price of a Share as reported on the Composite Tape of the New York Stock Exchange on the date of grant; or, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average




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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN

                  between reported high and low or closing bid and asked price of the Shares on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                  "Exercise Price" shall mean the exercise price per Share subject to the Option on the date of grant, which shall equal the Fair Market Value minus 75 percent of such Fair Market Value. At the time an Option is exercised, the Exercise Price will be adjusted for the Company's cost of funds for the time between the grant and exercise dates. The Committee shall make the determination as to the appropriate rate of the Company's cost of funds in its sole discretion.

         F. Vesting of Options. Options will become immediately vested upon the granting of the Options as set forth above.

         G. Exercise Period for Options. (A) All Options shall become immediately exercisable in full six (6) months after the date of grant. (B) No option granted in respect of service as an employee shall be exercisable after the first to occur of (i) the expiration of ten years from the date upon which such option was granted; (ii) in the case of termination of service of the Optionee for reasons other than death, total and permanent disability, or retirement pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary, the expiration of six months after the later of
                  (a) the date of such termination or (b) the date on which such option first became exercisable; or (iii) in the case of termination of the Optionee because of death, the expiration of one year after the date of death.

         H. Termination Prior to Exercisability. Notwithstanding Subparagraph G. above, the Company may make a payment in cash to the Optionee equal in value to the excess of the Fair Market Value of the Shares over the Exercise Price for the Optionee's surrender of the right to purchase Shares under Option or permit such Options to become immediately exercisable in the event of termination of Optionee's services prior to the date on which an Option is exercisable whether by quit, discharge, retirement, disability, death or in connection with a Change of Control (as defined below). For purposes of this paragraph "Change of Control" shall mean if
                  (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other



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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN




                  person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
                  (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board; provided, however, in the event of the death of George P. Mitchell, the majority of shareholders of the Company and the Chief Executive Officer of the Company, the transfer of George P. Mitchell shares of the Company's stock upon his death shall not result in or constitute a Change of Control.

VI.      DISCRETIONARY OPTIONS

         A. Grant of Discretionary Options. The Committee may grant discretionary Options for Shares to eligible employees of the Company on such terms and conditions as the Committee may determine in its sole discretion, including, but not limited to, vesting and exercise period terms. A grant of discretionary Options will not require an Optionee to defer compensation. If an Optionee is determined to have been terminated for "cause" by the Company, the Optionee shall forfeit his or her rights to all non-vested discretionary Options granted hereunder.

                  For purposes of this subparagraph, "Cause" shall mean engaging in fraud with respect to the Company or its customers, misappropriation of property of the Company, or willful conduct damaging to such property or business of the Company regardless of whether such conduct occurs before or after termination of employment with the Company, and/or a major violation of the Company's conflict of interest or other policies.

         B. Exercise Price of Discretionary Options. The exercise price of Shares issued under each Option shall be determined by the Committee in its sole discretion and may be less than the Fair Market Value of such Shares. However, in no event shall the exercise price be less than 25% of the Fair Market Value of such Shares at the date of grant.

VII. NONTRANSFERABILITY. No Option shall be transferable by an Optionee except (A) by will or by the laws of descent and distribution; (B) pursuant to a gift to such Optionee's children and immediate family members, whether directly or indirectly or by means of a trust or partnership or otherwise or (C) pursuant to a domestic relations order



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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN

         or qualified domestic relations order as such terms are defined by ERISA and the Internal Revenue Code of 1986, as amended. Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that references to the Optionee include the guardian and legal representative of the Optionee and any person to whom an Option is transferred by will, by gift, or by the laws of descent and distribution.

VIII. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of the Optionee.

IX. MUTUAL FUNDS. The Committee shall have the sole discretion to determine the selection of mutual funds referred to herein and make all determinations related thereto. Optionee is limited to four mutual fund investments each Plan Year.

X. MUTUAL FUND OPTION PLAN ADMINISTRATOR. The Committee may appoint an administrator for the Plan ("Mutual Fund Option Plan Administrator"). The Mutual Fund Option Plan Administrator shall have the authority to select, oversee, and remove the trustee of the Trust, the Plan's record keeper, and any investment manager for the Trust.

XI. TIME FOR GRANTING OPTIONS. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten (10) years from the date of its adoption by the Board.

XII. UNFUNDED PLAN. Insofar as it provides for Option grants or rights thereto, this Plan shall be unfunded for purposes of Title I of the Employment Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986. No Optionee shall have any security or other interest in mutual funds or any asset of the Company. Although bookkeeping accounts may be established with respect to Optionees who defer compensation and are entitled to Options and related rights thereto under this plan, any such accounts shall be used only as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by amounts of compensation deferred, Options or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed a trustee of any such amounts deferred, Options or rights thereto. Insofar as


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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN

         the plan provides for deferrals of compensation and the granting of Options and related rights thereto, Optionees have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make payments or provide distributions of Shares in the future. All proceeds from the exercise of Options pursuant to the Plan shall be considered "extraordinary income" and excludible from any qualified or nonqualified retirement plan benefit calculation.

XIII. FUNDING OF OBLIGATIONS. Article XII above to the contrary notwithstanding, the Company may fund all or part of its obligation hereunder by transferring assets to a trust (the "Trust") if the provisions of the trust agreement creating the Trust require the use of the Trust's assets to satisfy claims of the Company's general unsecured creditors in the event of the Company's insolvency or bankruptcy and provide that no Optionee shall at any time have a prior claim to such assets and that such trust shall not cause the Plan to be other than "unfunded" for the purposes of ERISA. The assets of the Trust shall not be deemed to be assets of this Plan.

XIV.     EFFECTIVE DATE OF PLAN. The Plan shall take effect on July 1, 1998.

XV. NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received by the Company.

XVI. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas and construed accordingly.

XVII. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in this Plan shall be construed to prevent the Company from taking corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No employee, beneficiary, or other person shall have any claim against the Company as a result of such action.

XVIII.   NO EMPLOYMENT RIGHTS CONFERRED.  Nothing contained in the Plan shall
         (I) confer upon any Optionee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time.

XIX. WITHHOLDING. To the extent that payment to an Optionee results in compensation income to the employee for federal or state income tax purposes, the Company is




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                       MITCHELL ENERGY & DEVELOPMENT CORP.
                          1998 MUTUAL FUND OPTION PLAN



         authorized to withhold from any amount then or thereafter payable to the Optionee any tax required to be withheld by reason of such resulting compensation.


The Company has executed this Plan this ______ day of _______ 1998.



                                       MITCHELL ENERGY & DEVELOPMENT CORP.




                                       By:
                                          -------------------------------------
                                          Clyde N. Black, Vice President

Secretary:




----------------------------------
Thomas P. Battle, Senior Vice President



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